                                                                   EXHIBIT 10.17

**Confidential treatment has been requested for certain portions of this document.


                                AMENDMENT NO. 4

                                       TO

                           OEM REMARKETING AGREEMENT

This Amendment to OEM Remarketing Agreement (this "Amendment") is entered into
                                                   ---------
as of October 11, 1996 (the "Effective Date") by and between Cooper & Chyan
                             --------------
Technology, Inc., a Delaware corporation with principal offices at 1601 South De Anza Boulevard, Suite 100, Cupertino, California 95014 ("CCT"), and Mentor
                                                         ---
Graphics Corporation, an Oregon corporation with principal offices at 8005 S.W. Boeckman Road, Wilsonville, Oregon 97070-7777 ("Mentor Graphics").
                                                ---------------

                                    RECITALS
                                    --------

   A. CCT and Mentor Graphics entered into that certain OEM Remarketing Agreement dated January 27, 1992, amended on January 27, 1994, November 8, 1994 and May 9, 1995 (as amended to date, the "OEM Agreement").
                                                         -------------

   B. CCT and SETO Software GmbH, now a wholly owned subsidiary of Mentor Graphics ("SETO"), entered into that certain Router Partner Distribution
                  ----
       Agreement dated January 15, 1996 (the "SETO Agreement").
                                              --------------

   C. The parties hereto desire to amend the OEM Agreement and provide for the assignment to and assumption by Mentor Graphics of the SETO Agreement.

In consideration of the mutual promises contained herein, the parties agree as follows:

1. Definitions.  Section 1(e) of the OEM Agreement is deleted in its entirety
   -----------
and replaced by the following:

   (e) "Board Station" means the Mentor Graphics Board Station CAD system used on Unix based platforms for the computer-aided design and layout of printed circuit boards and multi-chip modules.

2. Product Development and Porting.   Section 2 of the OEM Agreement and
   -------------------------------
Attachment B to the OEM Agreement are deleted in their entirety.

3. Term of Agreement.  Section 3 of the OEM Agreement is deleted in its entirety
   -----------------
and replaced by the following:

       3. Term of Agreement.  This Agreement takes effect on the Effective Date
          -----------------
       of this Agreement and expires March 31, 1998, unless terminated earlier in accordance with its terms. This Agreement will automatically remain in effect for additional

     [**] Confidential treatment has been requested for certain portions of this document.

       periods of six (6) months, unless either party gives the other party notice at least six (6) months prior to the automatic renewal date.

4. Grant of Licenses.   Section 5.2 of the OEM Agreement is deleted in its
   -----------------
entirety.

5. Royalties and Payment.  Section 6.1 of the OEM Agreement is deleted in its
   ---------------------
entirety and replaced by the following:

       6.1 Mentor Graphics shall pay CCT royalties, as specified in Attachment
                                                                    ----------
           A, for each copy of the CCT Products sublicensed under Sections
           -
           5.1(a) or (b). Mentor Graphics will be responsible for paying all shipping costs, insurance charges, and miscellaneous charges associated with CCT Product distribution and sublicensing.

           Cumulative royalty payments payable to CCT under this Section 6.1 shall be payable [**]. All payments due under this Agreement are to be made by wire transfer to:

                    Cooper & Chyan Technology, Inc.
                    First National Bank of Boston
                    100 Federal Street
                    Boston, MA 02110
                    ABA # 011000390
                    A/C # 532-72010

           or to any other bank that an authorized officer of CCT designates in writing.

           Mentor Graphics shall prepare and deliver to CCT, (i) within forty-five (45) days after the end of each calendar quarter, a report detailing Mentor Graphics' distribution activity for the quarter, itemizing the number of copies of each CCT Product distributed and/or sublicensed by Mentor Graphics during such quarter and including a calculation of the royalties due to CCT pursuant to this Section 6, and (ii) within fifteen (15) days after the end of each calendar month, a report, which may be preliminary and unaudited, detailing Mentor Graphics' distribution activity for the month, itemizing the number of copies of each CCT Product distributed and/or sublicensed by Mentor Graphics during such month including the geographic distribution of such sublicenses by continent and, within the United States, by region.


6. Stock Purchase Rights.   Section 6.3 of the OEM Agreement is deleted in its
   ---------------------
entirety.

7. Price Warranty.   The first three sentences of Section 8 of the OEM Agreement
   --------------
are deleted in their entirety and replaced by the following:

       8.  Price Warranty.  For new agreements with other parties after the
           --------------
           Effective Date, CCT guarantees that Mentor Graphics pricing and discounts for the CCT Products shall be at least as favorable, in the aggregate, as the most favorable pricing and discounts for CCT Products extended to other similarly situated OEM's that purchase a comparable volume of licenses of CCT Products

           ("Comparable Channels").  If CCT, after the Effective Date, extends
             -------------------
           prices or discounts to any Comparable Channel that are more favorable, in the aggregate, than the pricing and discounts extended to Mentor Graphics under this Agreement, then Mentor Graphics shall receive corresponding prices and discounts effective as of the date on which such prices and discounts are extended to such other Comparable Channel.

8. Status of the Parties.   Sections 11.1, 11.3 and 11.4 of the OEM Agreement
   ---------------------
and Attachment G to the OEM Agreement are deleted in their entirety.  Section
11.1 of the OEM Agreement is replaced with the following:

      11.1 Mentor Graphics agrees that during the term of this Agreement it will actively and aggressively promote the sale of licenses of the CCT Products to its customers for use with Board Station. Mentor Graphics will not directly or indirectly sell any autorouting products, either on a stand alone basis or bundled with other products, for use with Board Station other than the CCT Products, except for Mentor Graphic's existing grid-based routing product. Notwithstanding the foregoing, Mentor Graphics may sell the Interconnectix routing technology provided that such technology is bundled with the Interconnectix synthesis tool suite and is not sold as a stand alone router.

           CCT agrees that during the term of this Agreement it will not directly or indirectly (except through OEMs, VARs and distributors) sell (i) licenses of the CCT Products, either on a stand alone basis or bundled with other products, for use with Board Station to the existing customers of Mentor Graphics, or (ii) licenses of any translator designed to provide an interface between the CCT Products and Board Station. CCT further agrees that during the term of this Agreement it will not sell, as a stand alone layout system, the product known in the marketplace as "CBDS" (regardless of whether such product is renamed) to the existing customers of Mentor Graphics using Board Station who are not also existing users of CBDS. Notwithstanding the foregoing, CCT may sell products that integrate and include tools from, or other portions of, the CBDS code or derivatives thereof.

           Each of Mentor Graphics and CCT agree (i) that within fifteen (15) business days after the execution of this Amendment they will notify their respective sales and marketing personnel of the covenants in the preceding two paragraphs, and (ii) that such notification shall contain instructions to faithfully honor such covenants.

           In the event that either party commits a breach of any of the terms or conditions of this Section 11.1 then, the other party may, in its sole discretion, (i) terminate this Agreement in accordance with the terms of Section 25, (ii) immediately terminate the provisions of this Section 11.1 in their entirety upon written notice to the breaching party (in which case all of Section 11.1 will be deemed deleted from this Agreement and the other provisions of this Agreement will remain in full force and effect), or (iii) seek equitable or other relief pursuant to the dispute resolution procedures described in Section 27.3. Any such termination of this Agreement or termination of the provisions of

**Confidential treatment has been requested for certain portions of this document.

           this Section 11.1 will be a non-exclusive remedy for any breach of this Section 11.1 and will be without prejudice to any other right or remedy of such party.

           In the event that (i) the functionality of the Interconnectix routing technology referred to in the first paragraph of this Section 11.1 is enhanced or updated such that it provides routing functionality that is substantially equivalent to that provided by the CCT Products and such enhanced or updated technology is marketed, or (ii) Mentor Graphics fails during any quarter to timely make payments of royalties due pursuant to Section 6.1 (or to make payments in the form of nonrefundable prepayments of royalties) that, in the aggregate, are at least equal to the minimum cumulative amounts for each quarter as follows:

               For the period:          Minimum Cumulative Amount
               ---------------          -------------------------

               10/1/96 - 12/31/96          $[              ]**
               10/1/96 - 3/31/97           $[              ]**
               10/1/96 - 6/30/97           $[              ]**
               10/1/96 - 9/30/97           $[              ]**
               10/1/96 - 12/31/98          $[              ]**
               10/1/96 - 3/31/98           $[              ]**

           then, CCT may, in its sole discretion, immediately terminate the provisions of this Section 11.1 in their entirety upon written notice to Mentor Graphics (in which case all of Section 11.1 will be deemed deleted from this Agreement and the other provisions of this Agreement will remain in full force and effect).

9.   Distribution.   Sections  12.2, 12.3 and 12.4 of the OEM Agreement are
     ------------
deleted in their entirety.

10.  Continuing Support and Source Code.   The last sentence of Section 17.6,
     ----------------------------------
the last sentence of Section 17.7 and all of Section 21 of the OEM Agreement are deleted in their entirety. The Escrow Agreement attached as Attachment F to the OEM Agreement shall be terminated. Mentor Graphics and CCT shall execute, and shall instruct the Escrow Agent to execute, a Termination Amendment to such Escrow Agreement in the form attached to this Amendment as Exhibit B.
                                                           ---------

11.  Termination and Default.   Section 25.3 of the OEM Agreement is amended to
     -----------------------
replace "Section 17.7 and 17.8 Maintenance and Support" with "Section 17.8 Maintenance and Support", and to delete "Section 21.3 Escrow of Source Code" and "Attachment F Escrow Agreement." Section 25.4 of the OEM Agreement is deleted in its entirety.

12.  Disputes.  The second sentence of Section 27.3 of the OEM Agreement is
     --------
deleted in its entirety and replaced by the following:

       If the representatives are unable to resolve the dispute in a mutually satisfactory manner within the next five working days, either party may submit the dispute to an arbitration in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA Rules")
                                                                   ---------
       then in effect, including, without limitation the expedited procedures described in Rules 53-57 of the AAA Rules. The American Arbitration Association will have the authority to select an arbitrator from a list of arbitrators who are lawyers experienced in the representation of software companies; provided, however, that such arbitrator cannot be the
                           --------  -------
       legal counsel to any party and each party will have the opportunity to make such reasonable objection to any of the arbitrators listed as such party may wish and that the American Arbitration Association will select the arbitrator from the list of arbitrators as to whom neither party makes any such objection. Each party shall pay one-half (1/2) of the compensation to be paid to the arbitrator in any such arbitration and one-half (1/2) of the costs of transcripts and other expenses of the arbitration proceedings; provided, however, that in the event that the
                                --------  -------
       arbitrator finds that one party has substantially prevailed in the arbitration, the prevailing party shall be entitled to an award of attorney's fees and costs, arbitrator's fees and costs, and all other costs of arbitration to be paid by the losing party. For any claim submitted to arbitration, the burden of proof shall be as it would be if the claim were litigated in a judicial proceeding. The arbitrator shall have the power to grant equitable relief. Any judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction of the subject matter thereof.

13.  Nonassignment.  Section 27.7 of the OEM Agreement is deleted in its
     -------------
entirety and replaced by the following:

       27.7  Nonassignment.  This Agreement is not assignable by either party
             -------------
       without the prior written consent of the other except to a successor to all or substantially all of the business of such party by reason of merger, sale of assets or other form of acquisition.

14.  Severability.  Section 27.10 of the OEM Agreement is deleted in its
     ------------
entirety and replaced by the following:

       27.10  Severability.  If any provision of this Agreement is found
              ------------
       invalid, illegal or unenforceable, such provision will be enforced only to the maximum extent permissible, and the other provisions of this Agreement will remain in full force and effect. Notwithstanding the foregoing, if any provision of Section 11.1 is found invalid, illegal or unenforceable, all of Section 11.1 will be deemed deleted from this Agreement and the other provisions of this Agreement will remain in full force and effect.

15.  Attachments.   Section 27.14 of the OEM Agreement is amended to delete
     -----------
"Attachment B CCT Product Development and Porting", "Attachment F Escrow Agreement", and "Attachment G List of Competitors", and "Attachment I CCT Domestic Distributor Price List."

16.  Equitable Relief.   A new Section 27.15 is added to the OEM Agreement as
     ----------------
follows:

       27.15  Equitable Relief.  The parties agree that, due to the potentially
              ----------------
       large size of the market for the sophisticated software licensed hereunder, the subject matter of this

       Agreement is of inestimable value. Accordingly, the parties hereto will have the right to preliminary and permanent injunctive relief and/or specific performance to remedy violations of the provisions of this Agreement.

17.  CCT Products and Royalties.  Attachment A to the OEM Agreement is deleted
     --------------------------
in its entirety and replaced by the new Attachment A, attached as Exhibit A to
                                                                  ---------
this Amendment.

18.  SETO Agreement.  Upon execution of this Amendment, CCT agrees to execute,
     --------------
and Mentor Graphics agrees to execute and cause SETO to execute, the Assignment of Router Partner Distribution Agreement in the form attached hereto as Exhibit
                                                                        -------
C providing for the assignment to and assumption by Mentor Graphics of the SETO
-
Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment through the signatures of their duly authorized representatives as set forth below.

COOPER & CHYAN TECHNOLOGY, INC.         MENTOR GRAPHICS CORPORATION

    /s/ROBERT D. SELVI                      /s/CHARLES TRYON
By: ______________________________      By: _______________________________

       Robert D. Selvi                        Charles Tryon
Name: ____________________________      Name: _____________________________

        Chief Financial Officer                 Director of Contracts
Title: ___________________________      Title: ____________________________

                                                                       EXHIBIT A
                                                                       ---------
**Confidential treatment has been requested for certain portions of this document.

                                  ATTACHMENT A

                           CCT PRODUCTS AND ROYALTIES

1. Mentor Graphics shall pay royalties and fees based on a discount from CCT's then-current license fee schedules for the SPECCTRA for Unix Products listed in the current attachments to this Exhibit A.

2. Mentor Graphics shall receive a [                    ]** discount from CCT's
   then-current domestic end-user prices listed in CCT's then-current license fee schedule. With respect to each one year period following the Effective Date, the royalties payable by Mentor Graphics to CCT shall equal a
   [                  ]** discount off CCT's then-current domestic end-user
   prices solely with respect to licenses of CCT Products occurring after the cumulative royalties received in such year by CCT from Mentor Graphics for
   new Product licenses (excluding maintenance) exceed $[                  ]**.
   All above discounts apply to the Product license only.

   A copy of the appropriate CCT license fee schedules and product descriptions, effective as of the date of this Agreement, is appended to this Exhibit A.
                                                                   ---------

3. CCT reserves the right to amend the published license fee schedule at any time. Mentor Graphics will have thirty (30) days written notice prior to any price change.

4. For discontinued CCT Products, Mentor Graphics will follow CCT's product discontinuation policy. For example, if a CCT Product is discontinued and CCT is replacing it with another CCT Product at no charge, then Mentor Graphics will similarly replace existing CCT Products without charge and no royalty shall be payable to CCT for such replacement.

5. Software licenses may be transferred from the workstation where a CCT Product is then-currently installed to a different workstation. Mentor Graphics shall pay CCT a one-time transfer fee per license per transfer should Mentor Graphics adopt CCT's software security scheme for CCT Products and require changes to the authorization scheme to facilitate a license transfer.

6. CCT Marks:                       Logo:

   SPECCTRA(R)
   SPECCTEQ(R) (Japan and Taiwan)

                                                          [LOGO]
   Trade Names:
     COOPER & CHYAN TECHNOLOGY, INC.
     CCT
     COOPER & CHYAN TECHNOLOGY GMBH
     COOPER & CHYAN KABUSHIKI KAISHA
     CCT K. K.

                                                                       EXHIBIT B
                                                                       ---------

                             TERMINATION AMENDMENT
                                       TO
                                ESCROW AGREEMENT

     Mentor Graphics Corporation, an Oregon corporation ("Mentor Graphics"), Cooper & Chyan Technology, Inc., a Delaware corporation ("CCT"), and the First Interstate Bank of Oregon ("Escrow Agent") entered into that certain Escrow Agreement dated January 27, 1992 (the "Escrow Agreement") in connection with and pursuant to that certain OEM Remarketing Agreement (the "OEM Agreement") between Mentor Graphics and CCT dated of even date therewith. Mentor Graphics and CCT have amended the OEM Agreement to provide for termination of the Escrow Agreement, and hereby instruct the Escrow Agent to execute this Termination Amendment and return all copies of the Source Code to CCT in accordance with
Section 14 of the Escrow Agreement. Pursuant to Section 10 of the Escrow Agreement, Mentor Graphics shall remain liable for any unpaid fees of the Escrow Agent.

In Witness Whereof, the undersigned parties have executed this Termination Amendment to Escrow Agreement, and the Escrow Agreement shall be terminated effective as of October 11, 1996.


MENTOR GRAPHICS CORPORATION                     COOPER & CHYAN TECHNOLOGY, INC.

    /s/CHARLES TRYON                                /s/ROBERT D. SELVI
By: _________________________                   By: __________________________

      Charles Tryon                                   Robert Selvi
Name: _______________________                   Name: ________________________

       Director of Contracts                           Chief Financial Officer
Title: ______________________                   Title: _______________________


FIRST INTERSTATE BANK OF OREGON

    /s/A. GARRETT
By: _________________________

      A. Garrett
Name: _______________________

       Vice President
Title: ______________________

                                                                       EXHIBIT C
                                                                       ---------

                                 ASSIGNMENT OF
                     ROUTER PARTNER DISTRIBUTION AGREEMENT


     SETO Software GmbH ("SETO"), now a wholly owned subsidiary of Mentor Graphics Corporation, an Oregon corporation ("MENTOR GRAPHICS"), and Cooper & Chyan Technology, Inc., a Delaware corporation ("CCT"), entered into that certain Router Partner Distribution Agreement dated January 15, 1996 (the "SETO AGREEMENT") prior to Mentor Graphics' acquisition of SETO. In connection with and pursuant to Section 18 of Amendment No. 4 dated October 11, 1996 to the OEM Remarketing Agreement (the "OEM AGREEMENT") between Mentor Graphics and CCT dated January 27, 1992, SETO hereby conveys and assigns all of SETO's right, title and interest in the SETO Agreement to Mentor Graphics, including a transfer of all of SETO's rights and a delegation of all of SETO's obligations thereunder, and Mentor Graphics hereby accepts such assignment, agrees to perform all of SETO's obligations thereunder, and acknowledges that all references therein to SETO will be deemed to be references to Mentor Graphics.

In Witness Whereof, the undersigned parties have executed this Assignment as of October 11, 1996.


MENTOR GRAPHICS CORPORATION                     COOPER & CHYAN TECHNOLOGY, INC.

    /s/CHARLES TRYON                                /s/ROBERT D. SELVI
By: _________________________                   By: __________________________

      Charles Tryon                                   Robert D. Selvi
Name: _______________________                   Name: ________________________

       Director of Contracts                           Chief Financial Officer
Title: ______________________                   Title: _______________________

SETO SOFTWARE GmbH

    /s/DEAN FREED
By: _________________________

      Deen Freed
Name: _______________________

       Director
Title: ______________________